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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): April 26, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On April 26, 2007, Eastman Kodak Company ("Kodak") entered into an agreement with the Xiamen Land Development Company ("XLDC") to sell buildings, land use rights, and public utility equipment located on its Haicang Site in Xiamen, China for approximately $40 million. Kodak also entered into several building and utility equipment leases with XLDC in order to continue certain operations at the site. Kodak expects that the transaction will close by June 30, 2007. As a result of the transaction, Kodak will record a non-cash charge of approximately $220 million in the second quarter of 2007. This action is part of the Company's previously announced restructuring program.



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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EASTMAN KODAK COMPANY



                                          By: /s/ Diane E. Wilfong
                                          -----------------------------
                                          Diane E. Wilfong
                                          Controller


Date:  May 2, 2007